EXHIBIT (p)(1)(i)

                     FIRST PACIFIC MUTUAL FUND, INC.
                             CODE OF ETHICS
                              ATTACHMENT A
                       Effective:  July 27, 2000
                      Amended:  December 31, 2008

List of Access Persons
Clementine Benemerito - Administration
Andrea Chan - Wealth Manager
Clayton Chow - Director
Summer Chun -Wealth Manager
Louis D'Avanzo - Portfolio Manager
Christina Morneau-Dyas - Administration
William Evans - Administration
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Lynden Keala - Director
Jean Lee - Secretary
Terrence Lee - President and CEO, Interested Director
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Stuart Marlowe - Director
Charlotte Meyer - Assistant Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Karen Nakamura - Director
Ai-Chun Rakieten - Administration
Kim Scoggins - Director
Nora Simpson - Treasurer and Chief Compliance Officer


List of Investment Personnel
Louis D'Avanzo - Portfolio Manager
Terrence Lee - President and CEO, Director


Review Officer
Nora Simpson - Chief Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Interested Director